                                                                     EXHIBIT 4.4

No. of Stock Units:  5,000                                       Warrant No. A-2
                                                                             ---

                                    WARRANT

                          to Purchase Common Stock of

                             The Right Start, Inc.



THIS IS TO CERTIFY THAT Heller Financial, Inc., a Delaware corporation, or its registered assigns, is entitled to purchase from The Right Start Inc., a California corporation (hereinbelow called the "Company"), at any time on and
                                                -------
after the Closing Date, but not later than 5:00 p.m., Pacific Standard time, on August 8, 2005 (the "Expiration Date"), Five Thousand (5,000) Stock Units, in
                     ---------------
whole or in part, at a purchase price per Stock Unit of $4.00, adjusted as provided below, all on the terms and conditions hereinbelow provided.

This Warrant has been issued in accordance with a Subscription Agreement dated as of the date hereof between the Company and Heller Financial, Inc. (as amended from time to time, the "Subscription Agreement").
                        ----------------------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY REQUIRED REGISTRATION OR QUALIFICATION UNDER ANY STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER FEDERAL OR STATE SECURITIES LAWS.

         Section 1.  Certain Definitions.  As used in this Warrant, unless the
                     -------------------
context otherwise requires:

         "Affiliate" of any Person means a Person (1) that directly or
          ---------
indirectly controls, or is controlled by, or is under common control with, such other Person, (2) that beneficially owns ten percent (10%) or more of the Voting Stock of such other Person, or (3) ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is owned by such other Person. The term

"control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Appraised Value" shall mean the fair market value of all outstanding
          ---------------
shares of Common Stock (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices less than the Current Market Price), as determined by a written appraisal prepared by an appraiser acceptable to the Company and the holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. "Fair market value" is defined for this purpose as the
                       ----------------
price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for a 100% controlling interest in the equity capital of the Company (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices less than the Current Market Price), with consideration given to the effect of a noncompete covenant signed by the seller and employment agreements signed by key management personnel of the Company (and of its subsidiaries), each extending for a period of time considered sufficient by all parties to effect the transfer of goodwill from the seller to the buyer and disregarding any discounts for nonmarketability of Common Stock of the Company. In the event that the Company and said holders cannot, in good faith, agree upon an appraiser, then the Company, on the one hand, and said holders, on the other hand, shall each select an appraiser, the two appraisers so selected shall select a third appraiser who shall be directed to prepare such a written appraisal (the "Appraisal") and the term Appraised
                                          ---------
Value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition. The fees and expenses of any appraisers shall be paid by the Company, except in the case where the valuation of any appraiser who renders an Appraisal is within ten percent (10%) of the value originally determined by the Board of Directors, in which case the holders shall pay the fees and expenses of any appraisers. In the event that the Company bears the cost of the appraisal process, such cost shall be deemed an account payable of the Company and shall be considered in the determination of the Appraised Value.

         "Board of Directors" shall mean either the board of directors of the
          ------------------
Company or any duly authorized committee of that board.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in the States of Illinois or California are required or permitted to close.

         "Commission" shall mean the Securities and Exchange Commission and any
          ----------
other similar or successor agency of the federal government administering the Securities Act and the Exchange Act.

         "Common Stock" shall mean the Company's authorized Common Stock, no par
          ------------
value per share, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Warrant, and any stock into which such Common Stock may thereafter be changed, and shall also include stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company issued to the holders of shares of stock upon any reclassification thereof.

         "Company" shall mean The Right Start, Inc., a California corporation.
          -------

         "Current Market Price" per share of Common Stock for the purposes of
          --------------------
any provision of this Warrant at the date herein specified, shall be deemed to be the price determined pursuant to the first applicable of the following methods:

             (i) If the Common Stock is traded on a national securities exchange or is traded in the over-the-counter market, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily market prices for the 20 consecutive Business Days immediately prior to such date. The market price for each such Business Day shall be (a) if the Common Stock is traded on a national securities exchange or in the over-the-counter market, its last sale price on the preceding Business Day on such national securities exchange or over-the-counter market or, if there was no sale on that day, the last sale price on the next preceding Business Day on which there was a sale or (b) if the Common Stock is quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the last sale price reported on Nasdaq on
                          ------
     the preceding Business Day or, if the Common Stock is an issue for which last sale prices are not reported on Nasdaq, the closing bid quotation on such day, but, in each of the next preceding two cases, if the relevant Nasdaq price or quotation did not exist on such day, then the price or quotation on the next preceding Business Day in which there was such a price or quotation.

             (ii) If the Current Market Price per share of Common Stock cannot be ascertained by any of the methods set forth in paragraph (i) immediately above, the Current Market Price per share of Common Stock shall be deemed to be the price equal to the quotient determined by dividing the Appraised Value by the number of outstanding shares of Common Stock (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices equal to or less than the Current Market Price).

         "Current Warrant Price" per share of Common Stock, for the purpose of
          ---------------------
any provision of this Warrant at the date herein specified, shall mean the amount equal to the quotient resulting from dividing the Exercise Price in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as
          ------------
amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

         "Exercise Date" shall mean the date on which this Warrant is exercised
          -------------
from time to time in part or in whole, as such date is set forth on the applicable subscription form.

         "Exercise Price" shall mean the purchase price per Stock Unit as set
          --------------
forth on the first page of this Warrant on the date of first issuance of this Warrant and thereafter shall mean such dollar amount as shall result from the adjustments specified in Section 4.

         "Holder" means, initially, Heller Financial, Inc., a Delaware
          ------
corporation, and thereafter any Person that is or Persons that are the registered holder(s) of the Warrant or Warrant Stock as registered on the books of the Company.

         "Nonpreferred Stock" shall mean the Common Stock and shall also include
          ------------------
stock of the Company of any other class which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

         "Person" shall include an individual, a corporation, an association, a
          ------
partnership, a limited liability company, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

         "Restricted Certificate" shall mean a certificate for Common Stock or a
          ----------------------
Warrant bearing the restrictive legend set forth in the preamble.

         "Restricted Securities" shall mean Restricted Stock and the Restricted
          ---------------------
Warrant.

         "Restricted Stock" shall mean Common Stock evidenced by a Restricted
          ----------------
Certificate.

         "Restricted Warrant" shall mean a Warrant evidenced by a Restricted
          ------------------
Certificate.

         "Securities" shall mean the Warrant issued to the Holder, and the
          ----------
certificates and other instruments from time to time evidencing the same.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and
          --------------
any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

         "Stock Unit" shall constitute one share of Common Stock, as such Common
          ----------
Stock was constituted on the date hereof and thereafter shall constitute such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in Section 4.

         "Subscription Agreement" has the meaning assigned to such term in the
          ----------------------
second paragraph of this Warrant.

         "Voting Stock" shall mean any equity security entitling the holder of
          ------------
such security to vote at meetings of shareholders except an equity security which entitles the holder of such security to vote only upon the occurrence of some contingency, unless that contingency shall have occurred and be continuing.

         "Warrant" shall mean this Warrant to purchase up to an aggregate of
          -------
5,000 Stock Units initially issued to Heller Financial, Inc., a Delaware corporation, and all Warrants issued upon transfer, division or combination of, or in substitution therefor.

         "Warrant Stock" shall mean the shares of Common Stock purchasable by
          -------------
the holder of any Warrants upon the exercise thereof.

         Section 2.  Exercise of Warrant.  The holder of this Warrant may, at
                     -------------------
any time on and after the date hereof, but not later than the Expiration Date, exercise this Warrant in whole at any time or in part from time to time for the number of Stock Units which such holder is then entitled to purchase hereunder. The Holder may exercise this Warrant, in whole or in part, by either of the following methods (or a combination thereof or as otherwise determined by the Company's Board of Directors):

         (a) the Holder may deliver to the Company at its office maintained pursuant to Section 13 for such purpose (i) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased,
              (ii) this Warrant and (iii) a sum equal to the aggregate Exercise Price therefor in immediately available funds; or

         (b) the Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net issue" exercise by delivering to the Company at its office maintained pursuant to Section 13 for such purpose (i) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be delivered to such Holder and the number of Stock Units with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Stock Units to be delivered to the Holder, and (ii) this Warrant. For purposes of this subparagraph (b), each Stock Unit as to which this Warrant is surrendered will be attributed a value on the Exercise Date equal to the product of (x) the Current Market Price per share of Common Stock on the Exercise Date minus the Current Warrant Price per share of Common Stock on the Exercise Date, multiplied by (y) the number of shares of Common Stock then comprising a Stock Unit.

         Any notice required under this Section 2 may be in the form of a subscription set out at the end of this Warrant. Upon delivery thereof, the Company shall as promptly as practicable cause to be executed and delivered to such holder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

         The stock certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such Holder or, subject to Section 9, such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is delivered to the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such Holder a new Warrant dated the date it is issued, evidencing the rights of such Holder to purchase the remaining Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

         The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2.

         All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon.

         The Company shall not issue certificates for fractional shares of stock upon any exercise of this Warrant whenever, in order to implement the provisions of this Warrant, the issuance of such fractional shares is required. Instead, the Company shall pay cash in lieu of such fractional share upon such exercise.

         Section 3.  Transfer, Division and Combination.  Subject to Section 9,
                     ----------------------------------
this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to Section 13, together with (a) a written assignment in the form set out at the end of this Warrant duly executed by the Holder hereof or its agent or attorney,
(b) a copy of the Subscription Agreement duly executed by an authorized representative of the transferee (substantially in the form executed by the Holder or in such other form as is reasonably acceptable to counsel to the Company) and (c) payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender, execution and payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank (in case the restrictions on transferability in Section 9 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this Section 3 and Section 9, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

         This Warrant may, subject to Section 9, be divided upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the preceding paragraph and with Section 9, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant to be divided or combined in accordance with such notice.

         The Company shall pay all expenses, taxes and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 3.

         The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

         Section 4.  Adjustment of Stock Unit or Exercise Price.  The number of
                     ------------------------------------------
shares of Common Stock comprising a Stock Unit, and the Exercise Price per Stock Unit, shall be subject to adjustment from time to time as set forth in this
Section 4 and in Section 5. The Company will not take any action with respect to its Nonpreferred Stock of any class requiring an adjustment pursuant to any of the following Subsections 4.1 or 4.3 without at the same time taking like action with respect to its Nonpreferred Stock of each other class.

         4.1.  Stock Dividends, Subdivisions and Combinations.  In case at any
               ----------------------------------------------
time or from time to time the Company shall

         (a) pay a dividend payable in, or other distribution of, Nonpreferred Stock, or

         (b) subdivide its outstanding shares of Nonpreferred Stock into a larger number of shares of Nonpreferred Stock, or

         (c) combine its outstanding shares of Nonpreferred Stock into a smaller number of shares of Nonpreferred Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any such event shall be adjusted automatically so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event; provided, however, that no such event may take place with respect to any shares of Nonpreferred Stock unless it shall also take place for all shares of Nonpreferred Stock.

         4.2.  Other Provisions Applicable to Adjustments.  The following
               ------------------------------------------
provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this
Section 4:

         (a)  When Adjustments to Be Made.  The adjustments required by Section
              ---------------------------
4.1 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

         (b)  Fractional Interests.  In computing adjustments under this Section
              --------------------
4, fractional interests in Nonpreferred Stock shall be taken into account to the nearest one-thousandth of a share.

         (c)  When Adjustment Not Required.  If the Company shall take a record
              ----------------------------
of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend or distribution and shall, thereafter and before the distribution thereof to shareholders, abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         4.3.  Merger, Consolidation or Disposition of Assets.  In case the
               ----------------------------------------------
Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Nonpreferred Stock of the Company, then each holder of a Warrant shall have the right thereafter to receive, upon exercise of such Warrant, Stock Units each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Nonpreferred Stock comprising a Stock Unit immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) are to be received by or distributed to the holders of Nonpreferred Stock of the Company, at the Holder's option, either (i) the Exercise Price shall be reduced by an amount equal to the amount applicable to the number of shares of Common Stock then comprising a Stock Unit of any such cash and of the fair value of any and all such shares of stock or of other securities or property to be received by or distributed to the holders of Nonpreferred Stock of the Company, or (ii) such Holder shall have the right to receive, upon exercise of its Warrant, such cash, shares of stock or other securities or property of any nature as a holder of the number of shares of Nonpreferred Stock underlying a Stock Unit would have been entitled to receive upon the occurrence of such event. Such fair value shall be determined in good faith by the Board of Directors of the Company, provided that if such determination is objected to by the Holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, such determination shall be made by an independent appraiser selected by the Company and said Holders. In the event that the Company and said Holders cannot, in good faith, agree upon an appraiser, then the Company, on the one hand, and said Holders, on the other hand, shall each select an appraiser, the two appraisers so selected shall select a third appraiser who shall be directed to prepare such a written appraisal which shall be conclusive and binding on the parties. The fees and expenses of any appraisers shall be paid by the Company, except in the case where the valuation of any appraiser who renders an Appraisal is within ten percent (10%) of the value originally determined by the Board of Directors, in which case the Holders shall pay the fees and expenses of any appraisers. In case of any such merger, consolidation or disposition of assets, the successor acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For the purposes of this Section 4 "common stock
                                                                    ------------
of the successor or acquiring corporation" shall include stock of such
-----------------------------------------
corporation of any class, that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption, and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Subsection 4.3 shall similarly apply to successive mergers, consolidations or dispositions of assets.

         Section 5.  Notice to Warrant Holders.
                     -------------------------

         5.1.  Notice of Adjustment of Stock Unit or Exercise Price.  Whenever
               ----------------------------------------------------
the number of shares of Common Stock comprising a Stock Unit, or the price at which a Stock Unit may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith obtain a certificate signed by independent accountants, of recognized national standing, selected by the Company and reasonably acceptable to the Holder(s) of the Warrants, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a statement of the fair value, as determined by the Board of Directors of the Company or by appraisal (if applicable), of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.3) and specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Section 4.3) describing the number and kind of any other shares of stock comprising a Stock Unit, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly, and in any case within three days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each holder of a Warrant in accordance with
Section 14. The Company shall keep at its office or agency, maintained for the purpose pursuant to Section 13, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by a holder thereof.

         5.2.  Notice of Certain Corporate Action.  In case the Company shall
               ----------------------------------
propose (a) to pay any dividend payable in stock of any class to the holders of its Nonpreferred Stock or to make any other distribution to the holders of its Nonpreferred Stock (other than a cash dividend) or (b) to effect any consolidation, merger or sale, organic change, transfer or other disposition of all or substantially all of its property, assets or business, then in each such case, the Company shall deliver to each holder of a Warrant, in accordance with Section 14, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, consolidation, merger, sale, organic change or transfer is to take place and the date of participation therein by the holders of Nonpreferred Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Nonpreferred Stock and the number and kind of any other shares of stock which will comprise a Stock Unit, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so delivered as promptly as reasonably possible.

         Section 6.  Reservation and Authorization of Common Stock.  The Company
                     ---------------------------------------------
shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant or upon such conversion, as the case may be, shall be duly and validly issued, fully-paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests.

         Section 7.  Taking of Record; Stock and Warrant Transfer Books.  In the
                     --------------------------------------------------
case of all dividends or other distributions by the Company to the holders of its Nonpreferred Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up or as otherwise may be required by law, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

         Section 8.  Taxes.  The Company will pay all taxes (other than federal,
                     -----
state, local or foreign income taxes) which may be payable in connection with the execution and delivery of this Warrant or the issuance and sale of the Restricted Securities hereunder or in connection with any modification of the Restricted Securities and will save the Holder harmless without limitation as to time against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. The obligations of the Company under this Section 8 shall survive any redemption, repurchase or acquisition of Restricted Securities by the Company.

         Section 9.  Restrictions on Transferability.  The Restricted Securities
                     -------------------------------
shall not be transferable except upon the conditions specified in this Section
9.

         9.1  Restrictions on Exercise, Transfer.  This Warrant may not be
              ----------------------------------
exercised by a Holder hereof that qualifies as a "subsidiary" of a "bank holding company" (as such terms are defined in Section 225.2 of Regulation Y issued by the Board of Governors of the Federal Reserve System ("Regulation Y")) (a "BHC
                                                       ------------
Subsidiary") unless such Holder advises the Company in writing that the exercise
----------
of the Warrant by such Holder complies with Regulation Y and the Bank Holding Company Act of 1956, as amended (the "BHCA").
                                      ----

         Neither this Warrant nor any Warrant Stock shall be transferable without the prior written consent of the Company except (a) to an Affiliate of the Holder, (b) to a successor entity of the Holder as a result of a merger or consolidation with, or sale of all or substantially all of the stock or assets of, the Holder, (c) as is or may be required by the Holder to comply with any federal or state law or any rule or regulation of any governmental or public body or authority, or (d) in a public offering pursuant to an effective registration statement under the Securities Act or in an offering constituting an exempt transaction under Rule 144 or Rule 144A.

         At any time at which this Warrant, upon exercise, would result in a BHC Subsidiary owning or controlling five percent (5%) or more of the Company's Common Stock (including after taking into consideration any rebuttable presumptions of control contained in Section 225.31(d) of Regulation Y), this Warrant may not be transferred by such BHC Subsidiary unless the BHC Subsidiary advises the Company in writing that the transfer will be made: (i) in a widely dispersed public distribution; (ii) to a Person or group of Persons that already had "control" (as defined in Section 225.2 of Regulation Y) of the Company immediately prior to the transfer to such Person or group of Persons; (iii) in a private sale to a person independent from and unrelated to the BHC Subsidiary in which no Person or group of Persons acting in concert receives rights to acquire more than two percent (2%) of the Company's outstanding Common Stock; (iv) to a "broker" or "dealer" (as those terms are defined in Section 3(a) of the Exchange
Act) for the purpose of conducting a widely dispersed public distribution; or
(v) in a transaction which has been approved by the Board of Governors of the Federal Reserve system or is otherwise not inconsistent with Regulation Y or the BHCA.

         Notwithstanding any other provision of this Warrant, if the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock, so as to increase the proportion of the Company's Voting Stock which this Warrant entitles the Holder of this Warrant to purchase or which the holder of shares of Common Stock issuable hereunder then owns, then the Company shall notify such holder as to such action at least fifteen (15) Business Days prior to the taking of such action and the Notice and Repurchase Right shall be triggered. The following shall constitute the "Notice and Repurchase Right:" Holder shall have five (5) Business Days
     ----------------------------
after receipt of such notice to determine whether, after giving effect to such action, such Holder would have a Regulatory Problem (as defined below). If Holder determines it would have a Regulatory Problem based thereon, Holder shall have ten (10) additional Business Days to demand the Company (in each case, either in whole or in part, as Holder may elect in its sole discretion) (i) repurchase such Holder's Common Stock or (ii) exchange such Holder's Common Stock for non-voting stock of the Company at the election of Holder (if such stock is then available and subject to applicable laws and regulations, including those of the exchange or stock market where the Company's securities are then listed), in each case, prior to the Company's taking of the action triggering such Regulatory Problem (and in each case, at the per-share price paid by such Holder to initially purchase such securities in the case that the Company must repurchase such securities). If such Holder with a Regulatory Problem does not elect to have the Company repurchase any of its securities (or exchange any of such securities for non-voting stock, as the case may be) within such ten (10) Business Day-Period, then the Company shall be free to undertake such transaction.

         In addition, if the Company is a party to any merger, consolidation, recapitalization or other transaction pursuant to which the Holder of this Warrant or a Holder of share of Common Stock issuable hereunder would be required to take any Voting Stock, or any securities convertible into Voting Stock, which might reasonably be expected to cause such Holder to have a Regulatory Problem such event will again trigger the Notice and Repurchase Right set forth above. In the event that a Regulatory Problem exists and in lieu of exercise of the Notice and Repurchase Right, the Company agrees in good faith to amend this Warrant upon the request of the Holder in such a way so that the Regulatory Problem no longer exists, provided that the Company shall not be
                                     --------
required to agree to any amendment that would have a materially adverse effect on the Company's rights under this Warrant. For purposes of this paragraph, a Person will be deemed to have a "Regulatory Problem" when such Person or such
                                 ------------------
Person's Affiliates would own, or could reasonably be deemed to own, control or have power, directly or indirectly, over a greater quantity of securities of any kind issued by the Company than is permitted under any requirement of any governmental authority binding on such Person.

       9.2  Compliance with Laws.  Each of the Company and Holder agrees that
            --------------------
any such transfer shall be made in compliance with all applicable securities laws.

       9.3  Restrictive Legend.  Unless and until the Registrable Securities
            ------------------
have been registered under the Securities Act, this Warrant, each Warrant issued to any transferee of the Holder, each certificate for any Warrant Stock issued upon exercise of any Warrant and each certificate for any Warrant Stock issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY REQUIRED REGISTRATION OR QUALIFICATION UNDER ANY STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER FEDERAL OR STATE SECURITIES LAWS."

         Section 10.  Limitation of Liability.  No provision hereof, in the
                      -----------------------
absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         Section 11.  Loss or Destruction of Warrant Certificates.  Upon receipt
                      -------------------------------------------
of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (the original Holder's or any other institutional Holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional Holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

         Section 12.  Amendments.  The terms of this Warrant may be amended, and
                      ----------
the observance of any term therein may be waived, but only with the written consent of the holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, provided that no such action may change the number of shares of stock comprising a Stock Unit or the Exercise Price, without the written consent of the holders of Warrants evidencing 100% in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. For the purposes of determining whether the holders of outstanding Warrants entitled to purchase a requisite number of Stock Units at any time have taken any action authorized by this Warrant, any Warrants owned by the Company or any Affiliate of the Company (other than an institutional investor which may be deemed an Affiliate solely by reason of the ownership of Warrants) shall be deemed not to be outstanding.


         Section 13.  Office of the Company.  So long as any Warrant remains
                      ---------------------
outstanding, the Company shall maintain an office where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 5388 Sterling Center Drive, Unit C, Westlake Village, California 91361, FAX: (818) 707-7132, unless and until the Company shall designate and maintain some other office for such purposes and deliver written notice thereof to the Holders of all outstanding Warrants.

         Section 14.  Notices Generally.
                      -----------------

         14.1. All communications (including all required or permitted notices) pursuant to the provisions hereof shall be in writing and shall be sent (i) to any registered Holder of any Warrants or Warrant Stock, to the address of such Holder as it appears in the stock or warrant ledger of the Company or at such other address as such Holder may have furnished in writing to the Company and
(ii) to the Company, at the offices designated in Section 13 hereof.

         14.2. Any notice shall be deemed to have been duly delivered when delivered by hand, if personally delivered, and if sent by mail to a party whose address is in the same country as the sender, one Business Day by nationally recognized express courier (postage prepaid), two Business Days after being deposited in the mail, postage prepaid, and if sent by recognized international courier, freight prepaid, with a copy sent by telecopier, to a party whose address is not in the same country as the sender, three Business Days after the later of (a) being telecopied and (b) delivery to such courier.

         Section 15.  Governing Law.  This Warrant shall be governed by and
                      -------------
construed in accordance with the laws of the State of California (without regard to conflicts of law provisions thereof).

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President or a Vice President and attested by its Secretary or an Assistant Secretary.

Dated:  August 8, 2000

                                        THE RIGHT START, INC.

                                        /s/ Jerry R. Welch
                                        ---------------------------------
                                        By:  Jerry R. Welch
                                        Its:  President


ATTEST:


/s/ Raymond P. Springer
-----------------------------
Name:  Raymond P. Springer
Title:  Secretary

                               SUBSCRIPTION FORM
                 (to be executed only upon exercise of Warrant)


     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases Stock Units of The Right Start, Inc., a California corporation, purchasable with this Warrant, and herewith makes payment therefor (by check in the amount of $_____), or hereby tenders _______________ Stock Units as payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________________ whose address is _____________________________ and, if such Stock Units shall not include all of the Stock Units issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the Stock Units issuable thereunder be delivered to the undersigned.


Dated:  _____________, _____

                                       ___________________________________
                                       (Signature of Registered Owner)


                                       ___________________________________
                                       (Street Address)

                                       ___________________________________
                                       (City)    (State)        (Zip Code)

                                ASSIGNMENT FORM


     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:

Number of Stock Units                Name and Address of Assignee
---------------------                ----------------------------



and does hereby irrevocably constitute and appoint ____________ Attorney to make sure transfer occurs on the books of The Right Start, Inc., a California corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:

___________________________
                                              Signature


___________________________
                                              Witness


NOTICE: The signature to the assignment must correspond with the name as written upon the face of the Warrant in every particular instance, without alteration or enlargement or any change whatsoever.

           The signature to this assignment must be guaranteed by a bank or trust company having an office or correspondent in New York, New York, Los Angeles, California or Chicago, Illinois or by a firm having membership on the New York Stock Exchange.